Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements, as listed below, of Sunrise Senior Living, Inc. of our reports dated February 24, 2010, with respect to the consolidated financial statements of Sunrise Senior Living, Inc., and the effectiveness of internal control over financial reporting of Sunrise Senior Living, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

Registration
Statement
Number	Form	Description

333-38430	Form S-8	1996 Non-Incentive Stock Option Plan, as Amended
333-26837	Form S-8	1997 Stock Option Plan
333-57293	Form S-8	1998 Stock Option Plan
333-78313	Form S-8	1999 Stock Option Plan
333-38432	Form S-8	2000 Stock Option Plan
333-61918	Form S-8	2001 Stock Option Plan
333-88570	Form S-8	2002 Stock Option and Restricted Stock Plan
333-109228	Form S-8	2003 Stock Option and Restricted Stock Plan
333-160796	Form S-8	2008 Omnibus Incentive Plan
/s/ Ernst & Young LLP
McLean, Virginia
February 24, 2010